Exhibit 10.8

AMENDMENT TO SAMSON RESOURCES

SPECIAL AGREEMENT WITH [OFFICER NAME] OF [YEAR]

THIS AMENDMENT TO THE SAMSON RESOURCES SPECIAL AGREEMENT WITH [OFFICER NAME] OF [YEAR] (“Amendment”) is entered into effective as of November 14, 2014 (the “Effective Date”) by and between Samson Resources Company (the “Company”), and [OFFICER NAME] (the “Executive”).

WHEREAS, the Company and Executive have previously entered into that certain Samson Resources Special Agreement with [OFFICER NAME] of [YEAR] (the “Special Agreement”);

WHEREAS, on August 29, 2014, the Compensation Committee of the Board of Directors of Samson Resources Corporation (the “Committee”) approved Officer Retention Agreements to be executed with officers of the Company, including Executive, conditioned upon Executive’s agreement to waive any right to receive any payments or benefits under a special or employment agreement in connection with a voluntary termination of employment by Executive on or prior to September 1, 2015, except in the case of a Change of Control;

WHEREAS, on August 29, 2014, the Committee further approved the amendment of the definition of “Change of Control” contained in the Special Agreement to be effective September 1, 2015;

WHEREAS, Executive desires to be eligible for certain payments and benefits pursuant to the terms and conditions of an Officer Retention Agreement;

WHEREAS, the Company and Executive desire to amend the Special Agreement such that a “Severance” under the Special Agreement shall not include a voluntary termination by the Executive of his employment with the Company for “Good Reason” from the Effective Date through and including September 1, 2015, except in the case of a “Change of Control;” and

WHEREAS, the Company and Executive desire to amend the Special Agreement with respect to the definition of “Change of Control,” to be effective September 1, 2015.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree that the Special Agreement is hereby amended as follows:

1. Effective September 1, 2015, Paragraph III(3) (on page 3) of the Special Agreement shall be amended in its entirety to read as follows:

“Change of Control” shall mean (i) the sale of all or substantially all of the assets (i.e., at least 80%) (in one transaction or a series of related transactions) of Samson Resources Corporation (“SRC”), a corporation controlled by affiliates of Kohlberg Kravis Roberts & Co. L.P., Itochu Corporation, NGP Energy Capital Management L.L.C. and Crestview Partner L.P. (together, the “Sponsors”) or Samson Investment Company (“SIC”), as applicable, which, based on transactions consummated as of September 1, 2015, are held by SRC, SIC or any of their respective Subsidiaries or any entity that is controlled by SRC or SIC and are not as of such date contemplated for sale, to any Person (or group of Persons acting in concert), other than to the Sponsors or their affiliates; or (ii) a merger, recapitalization or other sale (in one transaction or a series of related transactions) by SRC, the Sponsors or any of their respective affiliates (which includes, for the avoidance of doubt, SIC), to a Person (or group of Persons acting in concert) of equity interests or voting power that results in any Person (or group of Persons acting in concert) (other than the Sponsors or their affiliates) owning more than 50% of the equity interests or voting power of SRC or SIC, as applicable (or any resulting company after a merger). For purposes of determining if an asset is sold under clause (i) above, the sale of primary equity securities in a direct or indirect subsidiary of SRC or SIC to the public or a third party shall not be deemed to be an asset sale; provided, however, that a sale of secondary equity securities in any such subsidiary shall be considered an asset sale to the extent of such sale. For the avoidance of doubt, none of an initial public offering, stock dividend, stock split or any other similar corporate event shall alone constitute a Change of Control.

2. Effective as of the Effective Date, Paragraph III(11) of the Special Agreement shall be amended in its entirety to read as follows:

11. “Severance” shall mean either: (a) the involuntary termination of Executive’s employment by Samson other than for Cause, or (b) a voluntary termination of Executive’s employment with Samson for Good Reason in connection with a Change of Control (as provided in Section II). Notwithstanding items (a) and (b) above, the following shall not be considered a Severance: (i) Executive’s voluntary termination of employment with Samson for Good Reason on or prior to September 1, 2015, except in the case of a Change of Control; (ii) Executive’s refusal, without Good Reason, of an offer to transfer to a comparable position within Samson or a business entity controlled by the purchaser or purchasers of Samson Resources Corporation in conjunction with a Change of Control or (iii) Executive’s death or total disability.

All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Special Agreement unless specifically denoted otherwise. Except as specifically amended, as set forth herein, the terms and provisions of the Special Agreement remain unchanged.

[signature pages follow]

Randy L. Limbacher Chief Executive Officer Samson Resources Company

Accepted and agreed to by:

[OFFICER NAME]

[ADDRESS]

[ADDRESS]
day of , 2014